Exhibit 21.2

Subsidiaries and Joint Venture of Registrant

TB Wood’s Corporation, Subsidiaries and Joint Venture

January 2, 2004

Registrant:	TB Wood’s Corporation (Delaware)

	Subsidiary:	TB Wood’s Incorporated (Pennsylvania)

		Subsidiaries:		Plant Engineering Consultants, Inc. (Tennessee)
T.B. Wood’s Canada Ltd (Canada)
Industrial Blaju, S.A. de C.V. (Mexico)
TB Wood’s (Deutschland) GmbH (Germany)

			Subsidiaries:	Berges electronics GmbH (Germany)
Berges electronics S.r.l. (Italy)

TB Wood’s Enterprises, Inc. (Delaware)

		Joint Venture:		TB Wood’s (India) Private Limited (India)